UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 5, 2007

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 5, 2007, PC Mall, Inc. entered into a Fourth Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) by and among PC Mall and certain of its subsidiaries as borrowers thereunder, Wachovia Capital Finance Corporation (Western) (“Wachovia”), as administrative agent thereunder, and certain other financial institutions. The Amendment amends that certain Amended and Restated Loan and Security Agreement, dated as of August 1, 2005 (as previously amended, the “Loan Agreement”) entered into by an among PC Mall, certain of its subsidiaries, Wachovia, and certain other financial institutions.

The Amendment provides for, among other things, (i) an increase to the credit limit in increments of $5 million, up to a total maximum amount of $150 million, provided that any increase of the total credit limit in excess of $120 million shall be subject to an acceptance by a third party assignee in the event Wachovia elects to assign such excess amount; (ii) a line increase fee payable to Wachovia equal to 0.25% of the amount of each increment increased as described above, plus, to the extent that Wachovia assigns a portion of its revolving loan commitment under the Loan Agreement and to the extent required by the assignee, an aggregate acceptance fee that shall not exceed 0.125% of the aggregate sum of the increase in credit limit assigned; (iii) an increase in the number of LIBOR based contracts to eight interest periods from four interest periods; and (iv) the elimination of a qualifying maximum dollar amount of LIBOR based contracts previously set at 85% of anticipated outstanding principal balance during the applicable interest period.

The above description of the Amendment is only a summary of material terms and is qualified in its entirety by the complete terms of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Certain of the lenders or agents under the Amendment are or were lenders or agents under credit facilities previously extended to us.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1     Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of November 5, 2007, by and among PC Mall, Inc, certain of its subsidiaries, Wachovia Capital Finance Corporation (Western) and certain other financial institutions.

99.1	Press release, dated November 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: November 6, 2007	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Interim CFO

Index to Exhibit

Exhibit No.	Description

10.1

Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of November 5, 2007, by and among PC Mall, Inc, certain of its subsidiaries, Wachovia Capital Finance Corporation (Western) and certain other financial institutions.

99.1	Press release, dated November 6, 2007.